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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 3, 1999



                            HARKEN ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


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
                     DELAWARE                          0-9207                         95-2841597
        (State or other jurisdiction of           (Commission File                   (IRS Employer
                  incorporation)                       Number)                     Identification No.)


         16285 PARK TEN PLACE, SUITE 600                                                 77084
               HOUSTON, TEXAS 77084                                                   (ZIP Code)
     (Address of principal executive offices)
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       Registrant's telephone number, including area code: (281) 717-1300


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ITEM 1.           N/A

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS:

         Harken Energy Corporation has acquired Xplor Energy, Inc. ("Xplor") pursuant to the terms of an Agreement and Plan of Merger dated August 19, 1999 ("the Agreement") which has been approved by the Xplor shareholders. Xplor owns oil and gas properties primarily along the Texas and Louisiana Gulf Coasts. The properties are primarily natural gas and have an estimated 42 BCFE of proved reserves with a significant amount of additional exploratory acreage.

         Under the terms of the Agreement, Harken has issued 7,500,000 shares of Harken common stock and issued 2,366,066 warrants for the purchase of Harken common stock at $2.50 per share in exchange for all of the outstanding shares of Xplor. Xplor will continue to be obligated under its present banking facility, which had an outstanding balance of approximately $14.2 million at closing.

ITEM 3.           N/A

ITEM 4.           N/A

ITEM 5.           N/A

ITEM 6.           N/A

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS:

         In accordance with Item 7(a)(4) and Item 7(b), audited financial statements of Xplor Energy, Inc., along with pro forma financial statements of Harken reflecting the acquisition, will be filed by amendment to this Form 8-K no later than 60 days after September 3, 1999.

                  Exhibits

         The Exhibits to this Report are listed in the Exhibit index set forth elsewhere herein.

ITEM 8.           N/A



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             HARKEN ENERGY CORPORATION



Date: September 3, 1999             By:          /s/ Bruce N. Huff
                                        ---------------------------------------
                                                   Bruce N. Huff,
                                        President and Chief Financial Officer

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                               INDEX TO EXHIBITS

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   EXHIBIT NO.                    DESCRIPTION
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
        2           Agreement and Plan of Merger by and among Harken Energy
                    Corporation, XEI Acquisition Corp., and Xplor Energy, Inc.
                    dated August 19, 1999.

     99.1 Stock Purchase Warrant Nos. 99A-1 and 99A-2 for the purchase of a total of 2,336,066 (subject to adjustment) of Harken Energy Corporation common stock.
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